Exhibit 5.1

National Energy Services Reunited Corp. Luna Tower Waterfront Drive Road Town Tortola British Virgin Islands VG1110	D +1 284 852 7309 E michael.killourhy@ogier.com Reference: 176292/9/MJK/ALB

26 May 2026

Dear Sirs

National Energy Services Reunited Corp., incorporated in the British Virgin Islands with company number 1935445 (the Company)

We have acted as counsel as to British Virgin Islands law to the Company in connection with the Company’s “automatic shelf” registration statement filed with the U.S. Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act), on Form S-3 on 26 May 2026 (the Registration Statement), relating to the offer and sale (the Offering) of an offer of an unlimited number of ordinary shares of no par value in the Company by the Company and the offer and sale of up to 28,257,859 ordinary shares of no par value in the Company by the selling shareholders (as set out in the Registration Statement) (the Shares).

This opinion is given in accordance with the terms of the legal matters section of the Registration Statement.

1	Documents

In preparing this opinion, we have reviewed copies of the following documents:

(a)	the Registration Statement;

(b)	the Company’s prospectus included in the Registration Statement related to the Offering of the Shares (the Prospectus);

(c)	(i)	the constitutional documents and public records of the Company obtained from the Registrar of Corporate Affairs in the British Virgin Islands (Registrar) on 11 May 2026;

(ii)	the public information revealed from searches (the Court Searches) of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (JEMS) by the Registry of the High Court of the Virgin Islands on 11 May 2026,

(each of the searches in (c)(i) and (ii) together and including as both updated on 22 May 2026, the Public Records);

Ogier Ritter House, Wickhams Cay II PO Box 3170 Road Town, Tortola British Virgin Islands VG1110 T +1 284 852 7300 F +1 284 852 7450 ogier.com	A list of Partners may be inspected on our website

(d)	a copy of a proxy statement filed by the Company pursuant to Section 14(a) of the Securities Act on 24 March 2026 confirming the composition of the board of directors as of 24 March 2026 (the Proxy Statement);

(e)	a certificate of good standing issued by the Registrar on 21 May 2026; and

(f)	written resolutions of the directors of the Company containing resolutions of the directors of the Company at the relevant time dated 22 May 2026, approving and/or ratifying, inter alia, the filing of the Registration Statement and the authorization for issuance of the Shares (the Resolutions).

We have not made any enquiries or undertaken any searches concerning, and have not examined any other documents entered into by or affecting the Company or any other person, save for the examinations referred to in paragraph 1 above. In particular, but without limitation, we have not examined any documents referred to within the Registration Statement save as expressly referred to above and our opinion is limited accordingly.

2	Assumptions

This opinion is given only as to the circumstances existing on the date hereof and as to British Virgin Islands law in force up to this date. We have relied upon the following assumptions, which we have not independently verified:

(a)	copies of documents or records provided to us are true copies of the originals which are authentic and complete;

(b)	all signatures and seals on all documents are genuine and authentic and in particular that any signatures on the documents we have reviewed are the true signatures of the persons authorised to execute the same;

(c)	the Resolutions represent a true record of the decisions taken by the directors of the Company remain in full force and effect as at the date hereof;

(d)	the composition of the board of directors of the Company as detailed in the Proxy Statement is complete and accurate as of the date hereof, and there have been no changes to the board of directors since the date of the Proxy Statement;

(e)	the information and documents disclosed by the searches of the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration by any party (other than the Company), or which is required by the laws of the British Virgin Islands to be delivered for registration by any party (other than the Company), which was not included and available for inspection in the Public Records.

3	Opinion

Based upon the foregoing, and subject to the qualifications expressed below, we are of the opinion that:

(a)	the Shares have been duly authorised for issue and, when issued by the Company against payment in full of the consideration therefore in accordance with the terms set out in the Registration Statement and the Prospectus and duly registered in the Company’s register of members, will be validly issued, fully paid and non-assessable; and

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(b)	the Shares to be sold by the selling shareholders (as named in the Prospectus) have been duly authorised, validly issued, fully paid and non-assessable.

4	Limitations

We offer no opinion:

(a)	in relation to the laws of any jurisdiction other than the British Virgin Islands (and we have not made any investigation into such laws);

(b)	in relation to any representation or warranty made or given by the Company in the Registration Statement; or

(c)	as to the commerciality of the transactions envisaged in the Registration Statement or, save as expressly stated in this opinion, whether the Registration Statement and the transaction envisaged therein achieve the commercial, tax, legal, regulatory or other aims of the parties to the Registration Statement.

5	Governing Law and Reliance

(a)	This opinion shall be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to the matters expressly stated herein. This opinion is confined to and given on the basis of the laws and practice in the British Virgin Islands at the date hereof.

(b)	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Ogier

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